Exhibit 99.1

DATE: May 14, 2009

FOR IMMEDIATE RELEASE

Eastern Alliance Insurance Group and Eastern Life and Health Insurance Company

Announce Affirmation of A- (Excellent) A.M. Best Ratings and a Positive Outlook For

Eastern Alliance Insurance Group

Lancaster, Pa. Eastern Insurance Holdings, Inc. (“EIHI”) (Nasdaq: EIHI) today announced that A.M. Best Co. has affirmed its A- (Excellent) financial strength ratings of EIHI members Eastern Alliance Insurance Group (“EAIG”) and Eastern Life and Health Insurance Company (“ELH”). A.M. Best also affirmed a positive outlook for EAIG, a domestic casualty insurance group specializing in workers’ compensation, and a stable outlook for ELH, a domestic life and health insurance company.

“A.M. Best’s affirmation of these A- ratings is indicative of our continued excellent financial and operational results and strong balance sheet in these business segments,” said Bruce Eckert, Chief Executive Officer of EIHI. “I was particularly pleased with A.M. Best’s recognition of our workers’ compensation insurance segment’s profitable growth and its continued outperformance of the workers’ compensation industry as a whole.”

In its news release affirming the A- ratings, A.M. Best recognized EAIG’s “strong operating results, excellent capitalization” and combined ratios “which outperform the workers’ compensation composite average by a wide margin and internally generate surplus.” The rating organization said EAIG maintains “focused underwriting initiatives, prudent reserving practices and aggressive claims management” along with the “cultivation of a loyal agency base.” A.M. Best’s news release noted “the financial flexibility of EIHI” and said ELH maintains “a favorable level of risk-adjusted capital.”

EAIG consists of Eastern Alliance Insurance Company, Allied Eastern Indemnity Company, Eastern Advantage Assurance Company and Employers Security Insurance Company, which operate under an intercompany pooling agreement. EAIG specializes in providing workers’ compensation products and services to businesses and self-insured clients. EAIG distributes its products through independent insurance agencies. EAIG’s Web address is www.eains.com.

ELH provides group life, dental, disability and vision insurance to employer groups. ELH’s Web address is www.elhins.com.

May 14, 2009	A.M. Best A- Ratings Affirmed for EAIG and ELH Page 2

EIHI operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company, a third-party claims administration company and a specialty reinsurance company. EIHI has regional offices in Lancaster, Pennsylvania, Charlotte, North Carolina, and Indianapolis, Indiana. EIHI’s Web address is www.easterninsuranceholdings.com.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, therefore no assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements. This press release also does not constitute an offer to sell, or a solicitation of an offer to buy, EIHI securities. Such an offer will be made only by means of a prospectus.

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SOURCE:	Eastern Insurance Holdings, Inc.
FINANCIAL CONTACT:	Kevin Shook, Treasurer and Chief Financial Officer,
717.735.1660, kshook@eains.com
MARKETING CONTACT:	Bob Gilpin, Senior Vice President Marketing,
717.239.1641, bgilpin@eains.com